As filed with the Securities and Exchange Commission on August 26, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-4206017
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

302 East Pettigrew Street, Suite A-100 Durham, North Carolina	27701
(Address of Principal Executive Offices)	(Zip Code)

Precision BioSciences, Inc. 2019 Incentive Award Plan

Precision BioSciences, Inc. 2019 Employee Stock Purchase Plan

Precision BioSciences, Inc. 2021 Employment Inducement Incentive Award Plan

(Full title of the plans)

Dario Scimeca

General Counsel & Secretary

Precision BioSciences, Inc.

302 East Pettigrew Street, Suite A-100

Durham, NC 27701

(Name and address of agent for service)

(919) 314-5512

(Telephone number, including area code, of agent for service)

Copy to:

Peter N. Handrinos, Esq.

Nathan Ajiashvili, Esq.

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

(617) 948-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 5,500,000 shares of the Registrant’s common stock, $0.000005 par value per share (the “Common Stock”), under the Precision BioSciences, Inc. 2019 Incentive Award Plan (the “2019 Plan”), an additional 1,000,000 shares of the Registrant’s Common Stock that may become issuable under the Precision BioSciences, Inc. 2019 Employee Stock Purchase Plan (the “2019 ESPP”), and an additional 6,000,000 shares of the Registrant’s Common Stock that may become issuable under the Precision BioSciences, Inc. 2021 Employment Inducement Incentive Award Plan, as amended (the “2021 Inducement Plan”). The additional shares registered pursuant to the 2019 Plan and the 2019 ESPP are of the same class as other securities relating to the 2019 Plan and the 2019 ESPP for which the Registration Statement on Form S-8 (File No. 333-230671) filed on April 1, 2019 is effective, and the additional shares registered pursuant to the 2021 Inducement Plan are of the same class as other securities relating to the 2021 Inducement Plan for which the registration statement filed on Form S-8 (File No. 333-259369) on September 7, 2021 is effective.

Pursuant to Instruction E of Form S-8, the contents of the above referenced prior registration statements are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein, except for Item 8, which is being updated by this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Precision BioSciences, Inc.	8-K	001-38841	3.1	04/01/2019
4.2	Amended and Restated Bylaws of Precision BioSciences, Inc.	10-Q	001-38841	3.2	11/10/2020
4.3	Specimen Common Stock Certificate	S-1/A	333-230034	4.1	03/18/2019
5.1	Opinion of Latham & Watkins LLP					*
23.1	Consent of Deloitte & Touche LLP					*
23.2	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1)					*
24.1	Power of Attorney (included on signature page)					*
99.1	2019 Incentive Award Plan, and forms of award agreements thereunder	10-K	001-38841	10.14	03/18/2021
99.2	2019 Employee Stock Purchase Plan	S-1/A	333‑230034	10.11	03/18/2019
99.3	2021 Employment Inducement Incentive Award Plan, and form of award agreements thereunder	S-8	333-259369	99.3	09/07/2021
99.4	Amendment to the Precision BioSciences, Inc. 2021 Employment Inducement Incentive Award Plan					*
107.1	Filing Fee Table					*

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on this 26th day of August 2022.

PRECISION BIOSCIENCES, INC.

By:	/s/ Dario Scimeca
Dario Scimeca General Counsel & Secretary

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael Amoroso and John Alexander Kelly, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael Amoroso Michael Amoroso	President and Chief Executive Officer and Director (principal executive officer)	August 26, 2022

/s/ John Alexander Kelly John Alexander Kelly	Chief Financial Officer (principal financial officer)	August 26, 2022

/s/ Shane Barton	Vice President and Corporate Controller	August 26, 2022
Shane Barton	(principal accounting officer)

/s/ Melinda Brown	Director	August 26, 2022
Melinda Brown

/s/ Kevin J. Buehler Kevin J. Buehler	Director	August 26, 2022

/s/ Stanley R. Frankel Stanley R. Frankel, M.D.	Director	August 26, 2022

/s/ Geno Germano Geno Germano	Director	August 26, 2022

/s/ Derek Jantz Derek Jantz, Ph.D.	Director	August 26, 2022

/s/ Raymond Schinazi Raymond Schinazi, Ph.D.	Director	August 26, 2022

/s/ Shari Lisa Piré Shari Lisa Piré	Director	August 26, 2022

/s/ Sam Wadsworth, Ph.D.	Director	August 26, 2022
Sam Wadsworth, Ph.D.